Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2014 relating to the financial statements, and the effectiveness of internal control over financial reporting of Barclays PLC and relating to the financial statements of Barclays Bank PLC, which appears in the combined Barclays PLC’s and Barclays Bank PLC Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 31, 2014

PricewaterhouseCoopers LLP, 7 More London Riverside, London SE1 2RT

T: +44 (0) 20 7583 5000, F: +44 (0) 20 7212 4652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.